EXHIBIT 32
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
     The undersigned, Donald B. Murray, the Chief Executive Officer of Resources Connection, Inc., and Anthony Cherbak, the Acting Chief Financial Officer of Resources Connection, Inc. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certify that, to the best of their knowledge:
     (i) the Report on Form 10-Q of the Company for the quarter ended August 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and
     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: October 4, 2007

/s/ Donald B. Murray
Donald B. Murray
President and Chief Executive Officer (Principal Executive Officer)

/s/ Anthony Cherbak
Anthony Cherbak
Acting Chief Financial Officer and Executive Vice President of Operations (Principal Financial Officer)

The foregoing certification accompanies the Report on Form 10-Q pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.